Exhibit 10.2

FIRST AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 12 day of December, 2013, by and between SILICON VALLEY BANK (“Bank”) and AIRGAIN, INC., a California corporation (“Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of May 21, 2012 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.2 (Growth Capital Advances). New Section 2.1.2 hereby is added to the Loan Agreement as follows:

“2.1.2 Growth Capital Advances.

(a) Availability. Subject to the terms and conditions of this Agreement, Borrower may request that Bank make certain growth capital advances (each a “Growth Capital Advance” and, collectively, the “Growth Capital Advances”) available to Borrower until the Growth Capital Commitment Date, in an aggregate amount not to exceed the Growth Capital Commitment; provided that Bank shall make an initial Growth Capital Advance on the First Amendment Effective Date, or as soon thereafter as is practical. Each Growth Capital Advance, other than the final Growth Capital Advance, must be in an amount of not less than Two Hundred Fifty Thousand Dollars ($250,000). After repayment, no Growth Capital Advance may be reborrowed.

(b) Procedures for Borrowing. Borrower will deliver a completed Payment/Advance Form with each request for a Growth Capital Advance. On the Funding Date, if Borrower satisfies the conditions hereunder, Bank shall disburse such Growth Capital Advance by transfer to the Designated Deposit Account. Bank may rely on information set forth in, or provided with, the Payment/Advance Form. Bank may make the Growth Capital Advance under this Agreement based on instructions from a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank reasonably believes is a Responsible Officer or designee. Borrower shall indemnify Bank for any loss Bank suffers due to such reliance.

(c) Repayment.

(i) Interest Only Payments. For each Growth Capital Advance, Borrower shall make monthly payments of interest-only commencing on the first (1st) day of the first (1st) month following the month in which the Funding Date occurs with respect to a Growth Capital Advance and continuing thereafter during the Interest-Only Period on the first (1st) day of each successive month (each an “Interest-Only Payment Date”).

(ii) Principal and Interest Payments. For each Growth Capital Advance, Borrower shall make consecutive equal monthly payments of principal and interest each in an amount which would fully amortize the outstanding Growth Capital Advances, as of the Conversion Date, over the Growth Capital Repayment Period (the “Growth Capital Scheduled Payment”), which payment shall commence on the first (1st) day of the first (1st) month after the Interest-Only Period (the “Conversion Date”). All unpaid principal and accrued and unpaid interest on the Growth Capital Advances is due and payable in full on the Growth Capital Maturity Date.

(d) Prepayment.

(i) Mandatory Prepayment Upon an Acceleration. If the Growth Capital Advances are accelerated following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal, plus accrued and unpaid interest thereon and (ii) all other sums, if any, that shall have become due and payable hereunder in connection with the Growth Capital Advances.

(ii) Permitted Prepayment. So long as no Event of Default has occurred and is continuing, Borrower shall have the option to prepay in whole or in part any Growth Capital Advance advanced by Bank under this Agreement, provided Borrower (i) delivers written notice to Bank of its election to prepay the Growth Capital Advance at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of such prepayment (a) all outstanding principal, plus accrued and unpaid interest with respect to the prepaid Growth Capital Advance and (b) all other sums, if any, that shall have become due and payable hereunder in connection with the prepaid Growth Capital Advance. Any partial prepayment of a Growth Capital Advance paid by Borrower shall be applied to prepay amounts owing for such Growth Capital Advance in inverse order of maturity.

(e) Interest on the Growth Capital Advances. Subject to Section 2.1.2(f), the principal amount outstanding for each Growth Capital Advance shall accrue interest at a fixed per annum rate equal to six and one half of one percentage points (6.50%), which interest shall be payable monthly.

(f) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.00%) above the rate that is otherwise applicable thereto (the “Growth Capital Default Rate”) unless the Bank otherwise elects from time to time in its sole discretion to impose a smaller increase. Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Growth Capital Advances. Payment or acceptance of the increased interest rate provided in this Section 2.1.2(f) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(g) Intentionally Omitted.

(h) Computation; 360-Day Year. In computing interest for Growth Capital Advances, the Funding Date shall be included and the date of payment shall be excluded; provided, however, that if any Growth Capital Advance is repaid on the same day on which it is made, such day shall be included in computing interest on such Growth Capital Advance. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

(i) Debit of Accounts. For each Growth Capital Scheduled Payment, Bank may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.

(j) Interest Payment Date. Unless otherwise provided, interest is payable monthly on the first (1st) calendar day of each month.

(k) Payments; Application of Payments.

(i) All payments (including prepayments) to be made by Borrower in connection with the Growth Capital Advances under any Loan Document shall be made in immediately available funds in U.S. Dollars, without setoff or counterclaim, before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(ii) Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement in connection with the Growth Capital Advances when any such allocation or application is not specified elsewhere in this Agreement.”

2.2 Section 2.5 (Finance Charges). Section 2.5 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“2.5 Finance Charges. In computing Finance Charges on the Obligations under this Agreement, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations three (3) Business Days after receipt of the Collections. Borrower will pay a finance charge (the “Finance Charge”) on (x) if a Streamline Period is in effect, the Net Financed Receivable Balance which is equal to the Applicable Rate divided by 360 multiplied by the number of days each such

Financed Receivable is outstanding multiplied by the outstanding Net Financed Receivable Balance, or (y) if a Streamline Period is not in effect, the Financed Receivable Balance which is equal to the Applicable Rate divided by 360 multiplied by the number of days each such Financed Receivable is outstanding multiplied by the outstanding Financed Receivable Balance. The Finance Charge is payable in accordance with Section 2.11 of this Agreement. Upon the occurrence of an Event of Default that continues, the Applicable Rate will increase an additional five percent (5.0%) per annum.

Unless a Streamline Period is in effect, in the event that the aggregate amount of Finance Charges earned by Bank in any Reconciliation Period is less than the Minimum Finance Charge, Borrower shall pay to Bank an additional Finance Charge equal to (i) the Minimum Finance Charge minus (ii) the aggregate amount of all Finance Charges earned by Bank in such Reconciliation Period. Such additional Finance Charge shall be payable on the first day of the next Reconciliation Period.”

2.3 Section 2.6 (Collateral Handling Fee). Section 2.6 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“2.6 Intentionally Omitted.”

2.4 Section 6.2 (Financial Statements, Reports, Certificates). Effective as of June 29, 2013, Section 6.2(a)(ii) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(ii) as soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank (collectively, “Annual Audited Financials”); provided, however, Borrower may deliver Annual Audited Financials with respect to its 2012 fiscal year by January 31, 2014;”

2.5 Section 6.7 (Intentionally Omitted). Section 6.7 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.7 Liquidity Ratio. Effective until all Obligations owing under the Growth Capital Advances are repaid in full in cash and Bank no longer has any obligation to make Growth Capital Advances under the Loan Agreement, Borrower shall maintain at all times, measured as of the last day of each month, a

Liquidity Ratio of not less than 1.00 to 1.00.”

2.6 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement hereby are added, or amended and restated, as follows;

“Account Advance Maturity Date” is April 3, 2016.

“Applicable Rate” is a per annum rate equal to (i) when a Streamline Period is in effect, the Prime Rate plus one percentage point (1.00%) and (ii) when a Streamline Period is not in effect, the Prime Rate plus two and one half of one percentage points (2.50%).

“Conversion Date” is defined in Section 2.1.2(c)(ii).

“Credit Extension” is any Advance, any Growth Capital Advance or any other extension of credit by Bank for Borrower’s benefit under this Agreement.

“Facility Amount” is Three Million Dollars ($3,000,000).

“First Amendment Effective Date” is December     , 2013.

“Growth Capital Advance” is defined in Section 2.1.2(a) of this Agreement.

“Growth Capital Commitment” is Seven Hundred Fifty Thousand Dollars ($750,000).

“Growth Capital Commitment Date” is March 31, 2014.

“Growth Capital Default Rate” is defined in Section 2.1.2(f) of this Agreement.

“Growth Capital Maturity Date” is February 1, 2017.

“Growth Capital Repayment Period” is a period of time equal to thirty two (32) consecutive months.

“Growth Capital Scheduled Payment” is defined in Section 2.1.2(c)(ii) of this Agreement.

“Interest-Only Period” means the period from the First Amendment Effective Date through June 30, 2014.

“Liquidity Ratio” is a ratio of (i) unrestricted cash and Cash Equivalents held at Bank plus net Accounts receivable

(determined in accordance with GAAP) to (ii) all Indebtedness owing from Borrower to Bank.

“Net Financed Receivable Balance” is the total net amount outstanding, at any time, of any Financed Receivable which is an Eligible Account.

2.7 Section 13 (Definitions). The following defined term set forth in Section 13.1 of the Loan Agreement hereby is deleted in its entirety:

“Collateral Handling Fee”

2.8 Exhibit B to the Loan Agreement hereby is replaced with Exhibit B attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) updated Borrowing Resolutions for Borrower and (c) payment of all Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts at Bank.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		AIRGAIN, INC.

By:	/s/ Kadie Bostic	By:	/s/ Charles A. Myers
Name:	Kadie Bostic	Name:	Charles A. Myers
Title:	VP	Title:	CEO

[Signature Page to First Amendment to Amended and Restated

Loan and Security Agreement]